SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – October 4, 2011
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 4, 2011, AK Steel Holding Corporation, through wholly-owned subsidiaries (“AK Steel”), signed and closed two transactions:

(i)
a joint venture with Magnetation, Inc. (“Magnetation Parent”), a Minnesota corporation that recovers high-purity iron concentrate from legacy reserves of previously mined ore deposits using low-cost and environmentally-sound proprietary technology; and

(ii)
the acquisition of Solar Fuel Company, Inc. ("Solar"), a Pennsylvania corporation that controls, through ownership or lease, significant reserves of low volatile metallurgical coal (“low-vol met coal”).

The material aspects of each of these two transactions are set forth below.

Iron Ore Transaction

On October 4, 2011, AK Steel and Magnetation Parent executed an Amended and Restated Operating Agreement (“Operating Agreement”) for the joint venture entity, Magnetation LLC, a Delaware limited liability company (the “Magnetation JV”), along with various other documents ancillary to the transaction.  Pursuant to the Operating Agreement, AK Steel acquired a 49.9% interest in the Magnetation JV for aggregate consideration of $297.5 million.  AK Steel’s initial capital contribution consisted of $100 million and was contributed at the closing on October 4, 2011.  The remaining balance of funds from AK Steel is to be contributed in phases if and when the joint venture satisfies certain conditions.  AK Steel anticipates that its second capital contribution, which will consist of $47.5 million, will be made in the third quarter of 2012.  AK Steel estimates that its final $150 million contribution will be made in one or more phases between 2013 and 2016.

The Operating Agreement contemplates that the Magnetation JV, which currently produces about 400,000 metric tonnes (441,000 short tons) of iron ore concentrate annually from a plant near Keewatin, Minnesota, will construct a second plant near the existing operation, with such second plant expected to produce approximately 1 million metric tonnes (1.1 million short tons) of iron ore concentrate annually.  The Magnetation JV anticipates expanding to a rate of 3.5 million metric tonnes (3.9 million short tons) of iron concentrate annually by 2016 with a total of four concentrate plants.

Pursuant to the terms and conditions of the Operating Agreement, the Magnetation JV also intends to construct and operate a 3 million metric ton-per-year (3.3 million short tons-per-year) pelletizing plant by 2016, which will consume the majority of the Magnetation JV’s iron concentrate production.  Following the Magnetation JV’s satisfaction of certain conditions -- principally its satisfaction of certain operating metrics and attainment of permits to construct and operate the pelletizing plant -- AK Steel will enter into a long-term pellet purchase agreement with the Magnetation JV.   The iron ore pellets acquired pursuant to this pellet purchase agreement are expected satisfy about 50% of AK Steel’s current iron ore pellet requirements, at a cost substantially below the current world market price.

The Magnetation JV will be governed by a seven member Board of Managers, with the Magnetation Parent appointing four representatives and AK Steel appointing three representatives.  Board approval requires the vote of a majority of the Board, though certain matters material to the Magnetation JV require unanimous consent by Magnetation Parent and AK Steel.  Magnetation Parent will manage the day-to-day operations of the Magnetation JV.

The Operating Agreement includes representations, warranties, remedies for default, and other agreements by the parties customary for similar joint venture transactions, including certain limitations on the transfer of each party’s interests in the Magnetation JV.

The foregoing summary of the Operating Agreement is qualified in its entirety by reference to the full text of the Operating Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Metallurgical Coal Transaction

Also on October 4, 2011, AK Steel entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Solar and its shareholders, David L. Dinning, an individual, Ronald A. Corl, an individual, David C. Klementik, an individual, and Ranger Investment Company, a Delaware corporation (collectively, the “Selling Shareholders”), to acquire all of the outstanding capital stock of Solar.  Solar is a private company that controls, through ownership or lease, estimated reserves of low vol met coal exceeding 20 million short tons (based on guidelines set forth in Securities and Exchange Commission Industry Guide 7) in Somerset County, Pennsylvania.  Solar controls five different coal seams and AK Steel expects that Solar will primarily engage in deep mining of such seams.  At the present time, it leases approximately 5 million tons of its estimated reserves to third party miners and collects royalties from their production.  The balance of Solar’s estimated coal reserves are not currently being mined.  AK Steel expects to invest approximately $60 million to develop the mining operations and to begin coal production with respect to such coal reserves.

Under the terms of the Stock Purchase Agreement, AK Steel will pay an aggregate purchase price of $36 million to the Selling Shareholders.  Of the total purchase price, AK Steel paid $24 million to the Selling Shareholders at the closing on October 4, 2011, and will make payments of $2 million, $3 million and $7 million, respectively, on the first, second and third anniversary of the closing date (collectively, such payments being referred to as the “Deferred Purchase Price”).

The Stock Purchase Agreement includes representations, warranties, covenants and other agreements by the parties customary for similar transactions, including indemnification provisions whereby the Selling Shareholders will indemnify Solar and its affiliated parties for breaches of representations and warranties, breaches of covenants and certain other matters.  The Deferred Purchase Price will be paid net of any indemnification payments made or amounts reserved for pending claims pursuant to any indemnification claims of Solar or its affiliated parties under the Stock Purchase Agreement.

The foregoing summary of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Safe Harbor Statement

The statements in this Current Report reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify such forward-looking statements. The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management, including those risks and uncertainties discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2010, as updated in its Quarterly Reports on Form 10-Q.  Such risks and uncertainties also may include, without limitation, the failure to achieve the expected financial, operational and strategic benefits of the transactions, or to achieve such benefits in the amounts and within the time frames currently anticipated; fluctuations in coal and/or iron ore price, quality or quantities; a reduction of current reserve estimates; events or circumstances that could impair or adversely impact the viability of anticipated coal mines; and, adverse impacts of changes in or the application of governmental regulation, including difficulty in or the failure to receive, maintain or modify required environmental permits. Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.

Item 7.01	Regulation FD Disclosure.

AK Steel Holding Corporation is hereby furnishing the following information under Regulation FD:

On October 4, 2011, AK Steel Corporation issued a press release, a copy of which is attached hereto as Exhibit No. 99.1 and incorporated by reference herein, announcing that it has signed and closed two strategic transactions: a joint venture with Magnetation and the acquisition of all of the outstanding capital stock of Solar.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		10.1	Amended and Restated Operating Agreement of Magnetation LLC dated as of October 4, 2011

10.2
Stock Purchase Agreement by and among David L. Dinning, Ronald A. Corl, David C. Klementik, Ranger Investment Company, Solar Fuel Company, Inc. and AK Steel Natural Resources, LLC dated as of October 4, 2011

		99.1	Press Release issued on October 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: October 5, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Operating Agreement of Magnetation LLC dated as of October 4, 2011

10.2
Stock Purchase Agreement by and among David L. Dinning, Ronald A. Corl, David C. Klementik, Ranger Investment Company, Solar Fuel Company, Inc. and AK Steel Natural Resources, LLC dated as of October 4, 2011

99.1	Press Release issued on October 4, 2011